Exhibit 23.1

                              Accountants' Consent
The Board of Directors
Atlantic Technology Ventures, Inc. (formerly Atlantic Pharmaceuticals, Inc.):

We consent to incorporation by reference in the registration statements (No. 333-34379, 333-35079 and 333-65393) on Form S-3 and (No. 333-15807 and
333-48531) on Form S-8 of Atlantic Technology Ventures, Inc. (formerly Atlantic Pharmaceuticals, Inc.) (a development stage company) of our report dated March 15, 2000, relating to the consolidated balance sheets of Atlantic Technology Ventures, Inc. (formerly Atlantic Pharmaceuticals, Inc.) and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and for the period from July 13, 1993 (inception) to December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Atlantic Technology Ventures, Inc. (formerly Atlantic Pharmaceuticals, Inc.).

/s/ KPMG LLP
KPMG LLP

Short Hills, New Jersey
March 30, 2000


KPMG LLP

Short Hills, New Jersey
March 29, 2000